GGP REPORTS SECOND QUARTER 2015 RESULTS

Chicago, Illinois, August 3, 2015 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and six months ended June 30, 2015.

Financial Results

For the Three Months Ended June 30, 2015
Comparable net operating income (“Same Store NOI”) increased 3.6% to $543 million from $524 million in the prior year period.

Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 4.9% to $508 million from $485 million in the prior year period.

Company funds from operations (“Company FFO”) per share increased 5.5% to $0.33 per diluted share from $0.31 per diluted share in the prior year period. Company FFO increased 7.1% to $319 million from $298 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense and unconsolidated real estate affiliates- gain on investment, was $418 million, or $0.44 per diluted share, as compared to net income of $170 million, or $0.18 per diluted share, in the prior year period.

For the Six Months Ended June 30, 2015
Same Store NOI increased 3.5% to $1.08 billion from $1.04 billion in the prior year period.

Company EBITDA increased 4.6% to $1.00 billion from $960 million in the prior year period.

Company FFO per share increased 5.3% to $0.65 per diluted share from $0.62 per diluted share in the prior year period. Company FFO increased 6.4% to $628 million from $590 million in the prior year period.

Net income attributable to common stockholders, which is impacted primarily by depreciation expense, gain from changes in control of investment properties and unconsolidated real estate affiliates- gain on investment was $1.05 billion, or $1.10 per diluted share, as compared to net income of $294 million, or $0.31 per diluted share, in the prior year period.

Operational Highlights

•	Same Store leased percentage was 96.0% at quarter end.

•
Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 10.4%, or $5.88 per square foot, to $62.30 per square foot when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 3.4% to $20.5 billion on a trailing 12-month basis. Tenant sales (<10,000 square feet) increased 5.6% to $595 per square foot on a trailing 12-month basis.

Investment Activities

On April 1, 2015, GGP acquired a 50% interest in a joint venture with Jeff Sutton to own 85 Fifth Avenue in New York City. The gross purchase price was $88 million which was funded with $60 million of secured debt. GGP’s share of the equity is $14 million.

On April 10, 2015, GGP sold a 12.5% interest in Ala Moana Center for net proceeds of $454 million. GGP received $335 million at closing and will receive the remaining proceeds of $119 million in late 2016 after completion of the redevelopment.

On April 17, 2015, GGP acquired the Crown Building located at 730 Fifth Avenue in New York City for a gross purchase price of $1.8 billion which was funded with $1.25 billion of secured debt. GGP and Jeff Sutton jointly own and will redevelop, lease and manage the retail portion of the property which is $1.3 billion of the purchase price. Vladislav Doronin’s Capital Group and Michael Shvo will own, redevelop, lease and manage the office tower which is $475 million of the purchase price. The office tower will be redeveloped into luxury residential condominiums. GGP’s share of the retail property purchase price is $650 million, and GGP’s share of equity is $209 million. In connection with the acquisition, GGP provided $204 million in loans to our joint venture partners.

On April 27, 2015, GGP sold the office portion of 200 Lafayette in New York City for gross purchase price of approximately $125 million and received net proceeds of $49 million.

On July 7, 2015, GGP purchased 1,125,760 shares of Seritage Growth Properties common stock at $29.58 per share for a total of $33.3 million.

Development
The Company has development and redevelopment activities totaling approximately $2.1 billion at share, of which projects totaling approximately $442 million have opened, $1.0 billion is under construction, and $657 million is in the pipeline.

Financing Activities

Property-Level Debt
During the three months ended June 30, 2015, the Company obtained $705 million ($440 million at share) of new fixed rate debt with a weighted average term to maturity of 11.2 years and a weighted average interest rate of 3.6%. The Company repaid $465 million ($305 million at share) of fixed rate debt. The debt had a weighted-average remaining term-to-maturity of 0.2 years, and a weighted-average interest rate of 6.4%.

Dividends

On May 21, 2015, the Company’s Board of Directors declared a second quarter common stock dividend of $0.17 per share paid on July 31, 2015, to stockholders of record on July 15, 2015, representing an increase of $0.02 per share or 13% growth over the dividend declared in second quarter 2014.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share paid on July 1, 2015, to stockholders of record on June 15, 2015.

Guidance

Company FFO for the year ending December 31, 2015 is expected to be $1.41 to $1.45 per diluted share. Company FFO for the third and fourth quarters of 2015 is expected to be $0.34 to $0.36 per diluted share and $0.41 to $0.43 per diluted share, respectively. The following table provides a reconciliation of the range of estimated diluted net income attributable to GGP per share to estimated FFO per diluted share and Company FFO per diluted share.

	For the year ending December 31, 2015		For the three months ending September 30, 2015		For the three months ending December 31, 2015
	Low	High	Low	High	Low	High

Company FFO per diluted share	$1.41	$1.45	$0.34	$0.36	$0.41	$0.43
Adjustments (1)	(0.08)	(0.08)	(0.01)	(0.01)	(0.01)	(0.01)
FFO	1.33	1.37	0.33	0.35	0.40	0.42
Depreciation, including share of joint ventures	(0.88)	(0.88)	(0.21)	(0.21)	(0.21)	(0.21)
Gains on sale of investments and other (2)	0.96	0.96	—	—	—	—
Net income attributable to common stockholders	1.41	1.45	0.12	0.14	0.19	0.21
Preferred stock dividends	0.02	0.02	—	—	—	—
Net income attributable to GGP	$1.43	$1.47	$0.12	$0.14	$0.19	$0.21

(1)	Includes impact of straight-line rent, above/below market rent, ground rent amortization, debt market rate adjustments and other non-cash or non-comparable items.

(2)	Includes the gains from the sales of 25% and 12.5% interests in Ala Moana Center.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Same Store NOI growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses, or the impact on operating results from other possible future property acquisitions or dispositions. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call

On Tuesday, August 4, 2015, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 62940731.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.ggp.com from time to time.

General Growth Properties, Inc.

General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.
Contact:
Kevin Berry
VP Investor Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Net Operating Income (“NOI”) and Company NOI
The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses.  NOI excludes reductions in ownership as a result of sales or other transactions and has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties.  Because NOI excludes reductions in ownership as a result of sales or other transactions, general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.  We present Company NOI and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other operational items. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO (discussed below), it is widely used by management in the annual budget process and for compensation programs.
The Company also considers Company EBITDA to be a helpful supplemental measure of its operating performance because it excludes from EBITDA certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of our emergence, acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company EBITDA should only be used as an alternative measure of the Company's financial performance.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”).  The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as mark-to-market adjustments on debt and gains on the extinguishment of debt, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net loss attributable to GGP to FFO and Company FFO.  None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL STATEMENTS

Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues:
Minimum rents	$361,556	$385,011	$735,669	$774,263
Tenant recoveries	168,043	185,064	345,525	366,530
Overage rents	3,485	5,388	12,300	15,209
Management fees and other corporate revenues	26,731	17,717	45,817	34,403
Other	20,166	18,715	34,814	44,373
Total revenues	579,981	611,895	1,174,125	1,234,778
Expenses:
Real estate taxes	56,496	58,342	112,483	115,258
Property maintenance costs	12,903	14,135	32,784	35,559
Marketing	3,710	4,960	8,418	10,764
Other property operating costs	72,471	81,937	148,767	167,603
Provision for doubtful accounts	1,306	2,713	4,577	4,855
Property management and other costs	40,369	40,013	83,162	84,963
General and administrative	12,322	28,232	24,769	39,831
Depreciation and amortization	152,849	175,213	328,797	346,690
Total expenses	352,426	405,545	743,757	805,523
Operating income	227,555	206,350	430,368	429,255
Interest and dividend income	12,843	4,856	21,664	11,265
Interest expense	(142,747)	(175,118)	(315,398)	(354,164)
Gain (loss) on Foreign Currency	1,463	3,772	(21,448)	8,955
Gain from changes in control of investment properties and other	17,768	—	609,013	—
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, and allocation to noncontrolling interests	116,882	39,860	724,199	95,311
(Provision for) benefit from income taxes	(74)	(3,944)	11,085	(7,636)
Equity in income of Unconsolidated Real Estate Affiliates	13,278	19,320	24,530	26,477
Unconsolidated Real Estate Affiliates - gain on investment	297,767	—	309,787	—
Income from continuing operations	427,853	55,236	1,069,601	114,152
Discontinued operations	—	121,853	—	194,825
Net income	427,853	177,089	1,069,601	308,977
Allocation to noncontrolling interests	(5,913)	(3,365)	(12,932)	(7,217)
Net income attributable to GGP	421,940	173,724	1,056,669	301,760
Preferred stock dividends	(3,984)	(3,984)	(7,968)	(7,968)
Net income attributable to common stockholders	$417,956	$169,740	$1,048,701	$293,792
Basic Income Per Share:
Continuing operations	$0.47	$0.06	$1.18	$0.11
Discontinued operations	—	0.14	—	0.22
Total basic income per share	$0.47	$0.20	$1.18	$0.33
Diluted Income Per Share:
Continuing operations	$0.44	$0.05	$1.10	$0.11
Discontinued operations	—	0.13	—	0.20
Total diluted income per share	$0.44	$0.18	$1.10	$0.31

FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	June 30, 2015	December 31, 2014

Assets:
Investment in real estate:
Land	$3,639,215	$4,244,607
Buildings and equipment	16,230,577	18,028,844
Less accumulated depreciation	(2,252,254)	(2,280,845)
Construction in progress	383,399	703,859
Net property and equipment	18,000,937	20,696,465
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,488,329	2,604,762
Net investment in real estate	21,489,266	23,301,227
Cash and cash equivalents	175,393	372,471
Accounts and notes receivable, net	823,704	663,768
Deferred expenses, net	172,940	184,491
Prepaid expenses and other assets	914,927	813,777
Total assets	$23,576,230	$25,335,734
Liabilities:
Mortgages, notes and loans payable	$13,756,412	$15,998,289
Investment in Unconsolidated Real Estate Affiliates	36,721	35,598
Accounts payable and accrued expenses	719,545	934,897
Dividend payable	157,901	154,694
Deferred tax liabilities	9,443	21,240
Junior Subordinated Notes	206,200	206,200
Total liabilities	14,886,222	17,350,918
Redeemable noncontrolling interests:
Preferred	153,339	164,031
Common	123,028	135,265
Total redeemable noncontrolling interests	276,367	299,296
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,136,473	7,363,877
Noncontrolling interests in consolidated real estate affiliates	27,776	79,601
Noncontrolling interests related to Long-Term Incentive Plan Common Units	7,350	—
Total equity	8,413,641	7,685,520
Total liabilities, redeemable noncontrolling interests and equity	$23,576,230	$25,335,734

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO For the Three Months Ended June 30, 2015 and 2014 (In thousands)
	Three Months Ended June 30, 2015							Three Months Ended June 30, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company
Property revenues:
Minimum rents	$361,556	$(4,106)	$127,484	$(884)	$484,050	$3,418	$487,468	$385,011	$(4,659)	$101,223	$(14,483)	$467,092	$4,691	$471,783
Tenant recoveries	168,043	(1,806)	56,073	(314)	221,996	—	221,996	185,064	(2,042)	42,299	(6,602)	218,719	—	218,719
Overage rents	3,485	(58)	2,902	(10)	6,319	—	6,319	5,388	(48)	2,063	(684)	6,719	—	6,719
Other revenue	20,157	(294)	6,144	(16)	25,991	—	25,991	18,759	(406)	3,306	(1,246)	20,413	—	20,413
Total property revenues	553,241	(6,264)	192,603	(1,224)	738,356	3,418	741,774	594,222	(7,155)	148,891	(23,015)	712,943	4,691	717,634
Property operating expenses:
Real estate taxes	56,496	(912)	17,830	(138)	73,276	(1,490)	71,786	58,342	(764)	13,145	(1,236)	69,487	(1,490)	67,997
Property maintenance costs	12,903	(102)	5,176	(28)	17,949	—	17,949	14,135	(125)	3,995	(587)	17,418	—	17,418
Marketing	3,710	(48)	2,069	(12)	5,719	—	5,719	4,960	(56)	1,574	(365)	6,113	—	6,113
Other property operating costs	72,471	(707)	25,745	(148)	97,361	(1,018)	96,343	81,937	(998)	19,893	(3,358)	97,474	(1,025)	96,449
Provision for doubtful accounts	1,306	(5)	463	—	1,764	—	1,764	2,713	(36)	68	25	2,770	—	2,770
Total property operating expenses	146,886	(1,774)	51,283	(326)	196,069	(2,508)	193,561	162,087	(1,979)	38,675	(5,521)	193,262	(2,515)	190,747
NOI	$406,355	$(4,490)	$141,320	$(898)	$542,287	$5,926	$548,213	$432,135	$(5,176)	$110,216	$(17,494)	$519,681	$7,206	$526,887
Management fees and other corporate revenues	26,731	—	—	—	26,731	—	26,731	17,717	—	—	—	17,717	—	17,717
Property management and other costs	(40,369)	170	(7,825)	14	(48,010)	—	(48,010)	(40,013)	158	(6,852)	64	(46,643)	—	(46,643)
General and administrative	(12,322)	—	(6,131)	—	(18,453)	—	(18,453)	(28,232)	—	(2,626)	—	(30,858)	17,854	(13,004)
EBITDA	$380,395	$(4,320)	$127,364	$(884)	$502,555	$5,926	$508,481	$381,607	$(5,018)	$100,738	$(17,430)	$459,897	$25,060	$484,957
Depreciation on non-income producing assets	(2,901)	—	—	—	(2,901)	—	(2,901)	(3,801)	—	—	—	(3,801)	—	(3,801)
Interest and dividend income	12,843	387	588	—	13,818	(205)	13,613	4,856	773	487	—	6,116	(75)	6,041
Preferred unit distributions	(2,232)	—	—	—	(2,232)	—	(2,232)	(2,232)	—	—	—	(2,232)	—	(2,232)
Preferred stock dividends	(3,984)	—	—	—	(3,984)	—	(3,984)	(3,984)	—	—	—	(3,984)	—	(3,984)
Interest expense:					—							—
Mark-to-market adjustments on debt	(57)	—	496	—	439	(439)	—	(695)	(97)	375	(16)	(433)	433	—
Write-off of mark-to-market adjustments on extinguished debt	1,520	(136)	—	—	1,384	(1,384)	—	(2,451)	—	—	—	(2,451)	2,451	—
Interest on existing debt	(144,210)	1,652	(54,377)	456	(196,479)	—	(196,479)	(171,972)	1,907	(35,760)	4,541	(201,284)	—	(201,284)
Gain (loss) on foreign currency	1,463	—	—	—	1,463	(1,463)	—	3,772	—	—	—	3,772	(3,772)	—
(Provision for) benefit from income taxes	(74)	—	(61)	—	(135)	1,818	1,683	(3,944)	19	(51)	—	(3,976)	1,492	(2,484)
FFO from sold interests	—	—	—	428	428	(58)	370	7,134	—	258	12,905	20,297	43	20,340
	242,763	(2,417)	74,010	—	314,356	4,195	318,551	208,290	(2,416)	66,047	—	271,921	25,632	297,553
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	71,593	2,417	(74,010)	—	—	—	—	63,631	2,416	(66,047)	—	—	—	—
FFO	$314,356	$—	$—	$—	$314,356	$4,195	$318,551	$271,921	$—	$—	$—	$271,921	$25,632	$297,553

Company FFO per diluted share							$0.33							$0.31

PROPORTIONATE FINANCIAL STATEMENTS

Company NOI, EBITDA and FFO For the Six Months Ended June 30, 2015 and 2014 (In thousands)
	Six Months Ended June 30, 2015							Six Months Ended June 30, 2014
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests	Proportionate	Adjustments	Company
Property revenues:
Minimum rents	$735,669	$(8,196)	$236,191	$(9,554)	$954,110	$20,963	$975,073	$774,263	$(8,231)	$188,863	$(31,983)	$922,912	$20,501	$943,413
Tenant recoveries	345,525	(3,486)	105,625	(5,050)	442,614	—	442,614	366,530	(3,343)	84,719	(13,976)	433,930	—	433,930
Overage rents	12,300	(119)	5,907	(452)	17,636	—	17,636	15,209	(116)	4,317	(1,685)	17,725	—	17,725
Other revenue	34,804	(543)	12,007	(364)	45,904	—	45,904	44,418	(500)	6,514	(2,630)	47,802	—	47,802
Total property revenues	1,128,298	(12,344)	359,730	(15,420)	1,460,264	20,963	1,481,227	1,200,420	(12,190)	284,413	(50,274)	1,422,369	20,501	1,442,870
Property operating expenses:
Real estate taxes	112,483	(1,635)	31,211	(1,141)	140,918	(2,979)	137,939	115,258	(1,320)	26,680	(2,767)	137,851	(2,979)	134,872
Property maintenance costs	32,784	(226)	11,296	(314)	43,540	—	43,540	35,559	(226)	9,525	(1,330)	43,528	—	43,528
Marketing	8,418	(90)	4,114	(336)	12,106	—	12,106	10,764	(113)	3,324	(861)	13,114	—	13,114
Other property operating costs	148,767	(1,463)	49,299	(1,748)	194,855	(2,038)	192,817	167,603	(1,519)	40,371	(7,491)	198,964	(2,051)	196,913
Provision for doubtful accounts	4,577	(29)	2,015	(50)	6,513	—	6,513	4,855	(35)	507	(109)	5,218	—	5,218
Total property operating expenses	307,029	(3,443)	97,935	(3,589)	397,932	(5,017)	392,915	334,039	(3,213)	80,407	(12,558)	398,675	(5,030)	393,645
NOI	$821,269	$(8,901)	$261,795	$(11,831)	$1,062,332	$25,980	$1,088,312	$866,381	$(8,977)	$204,006	$(37,716)	$1,023,694	$25,531	$1,049,225
Management fees and other corporate revenues	45,817	—	—	—	45,817	—	45,817	34,403	—	—	—	34,403	—	34,403
Property management and other costs	(83,162)	353	(15,412)	118	(98,103)	—	(98,103)	(84,963)	322	(13,846)	144	(98,343)	—	(98,343)
General and administrative	(24,769)	—	(6,646)	—	(31,415)	—	(31,415)	(39,831)	2	(2,829)	—	(42,658)	17,854	(24,804)
EBITDA	$759,155	$(8,548)	$239,737	$(11,713)	$978,631	$25,980	$1,004,611	$775,990	$(8,653)	$187,331	$(37,572)	$917,096	$43,385	$960,481
Depreciation on non-income producing assets	(5,583)	—	—	—	(5,583)	—	(5,583)	(6,526)	—	—	—	(6,526)	—	(6,526)
Interest and dividend income	21,664	773	1,294	—	23,731	(409)	23,322	11,265	773	1,033	—	13,071	(75)	12,996
Preferred unit distributions	(4,464)	—	—	—	(4,464)	—	(4,464)	(4,464)	—	—	—	(4,464)	—	(4,464)
Preferred stock dividends	(7,968)	—	—	—	(7,968)	—	(7,968)	(7,968)	—	—	—	(7,968)	—	(7,968)
Interest expense:					—							—
Mark-to-market adjustments on debt	130	(101)	878	(4)	903	(903)	—	(2,219)	(193)	745	(29)	(1,696)	1,696	—
Write-off of mark-to-market adjustments on extinguished debt	(13,351)	(136)	—	—	(13,487)	13,487	—	(9,831)	—	—	—	(9,831)	9,831	—
Interest on existing debt	(302,177)	3,111	(99,893)	5,171	(393,788)	—	(393,788)	(342,114)	3,014	(71,187)	9,673	(400,614)	—	(400,614)
Gain (loss) on foreign currency	(21,448)	—	—	—	(21,448)	21,448	—	8,955	—	—	—	8,955	(8,955)	—
(Provision for) benefit from income taxes	11,085	20	(163)	—	10,942	(7,243)	3,699	(7,636)	38	(145)	—	(7,743)	3,542	(4,201)
FFO from sold interests	—	—	—	6,547	6,547	1,511	8,058	78,434	—	465	27,927	106,826	(66,557)	40,269
	437,043	(4,881)	141,853	1	574,016	53,871	627,887	493,886	(5,021)	118,242	(1)	607,106	(17,133)	589,973
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	136,972	4,881	(141,853)	(1)	(1)	—	(1)	113,221	5,021	(118,242)	1	1	—	1
FFO	$574,015	$—	$—	$—	$574,015	$53,871	$627,886	$607,107	$—	$—	$—	$607,107	$(17,133)	$589,974

Company FFO per diluted share							$0.65							$0.62

PROPORTIONATE FINANCIAL STATEMENTS

Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)
	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Reconciliation of Company NOI to GAAP Operating Income
Company NOI	$548,213	$526,887	$1,088,312	$1,049,225
Adjustments for minimum rents, real estate taxes and other property operating costs	(5,926)	(7,206)	(25,980)	(25,531)
Proportionate NOI	542,287	519,681	1,062,332	1,023,694
Unconsolidated Properties	(141,320)	(110,216)	(261,795)	(204,006)
NOI of Sold Interests	898	17,494	11,831	37,716
Noncontrolling interest in NOI Consolidated Properties	4,490	5,176	8,901	8,977
Consolidated Properties	406,355	432,135	821,269	866,381
Management fees and other corporate revenues	26,731	17,717	45,817	34,403
Property management and other costs	(40,369)	(40,013)	(83,162)	(84,963)
General and administrative	(12,322)	(28,232)	(24,769)	(39,831)
Depreciation and amortization	(152,849)	(175,213)	(328,797)	(346,690)
Gain (loss) on sales of investment properties	9	(44)	10	(45)
Operating income	$227,555	$206,350	$430,368	$429,255

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$508,481	$484,957	$1,004,611	$960,481
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative	(5,926)	(25,060)	(25,980)	(43,385)
Proportionate EBITDA	502,555	459,897	978,631	917,096
Unconsolidated Properties	(127,364)	(100,738)	(239,737)	(187,331)
EBITDA of Sold Interests	884	17,430	11,713	37,572
Noncontrolling interest in EBITDA of Consolidated Properties	4,320	5,018	8,548	8,653
Consolidated Properties	380,395	381,607	759,155	775,990
Depreciation and amortization	(152,849)	(175,213)	(328,797)	(346,690)
Interest income	12,843	4,856	21,664	11,265
Interest expense	(142,747)	(175,118)	(315,398)	(354,164)
Gain (loss) on foreign currency	1,463	3,772	(21,448)	8,955
(Provision for) benefit from income taxes	(74)	(3,944)	11,085	(7,636)
Equity in income of Unconsolidated Real Estate Affiliates	13,278	19,320	24,530	26,477
Unconsolidated Real Estate Affiliates - gain on investment	297,767	—	309,787	—
Discontinued operations	—	121,853	—	194,825
Gains from changes in control of investment properties and other	17,768	—	609,013	—
Gain (loss) on sales of investment properties	9	(44)	10	(45)
Allocation to noncontrolling interests	(5,913)	(3,365)	(12,932)	(7,217)
Net income attributable to GGP	$421,940	$173,724	$1,056,669	$301,760

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$318,551	$297,553	$627,886	$589,974
Adjustments for minimum rents, property operating expenses, general and administrative, market rate adjustments, debt extinguishment, income taxes, and FFO from discontinued operations	(4,195)	(25,632)	(53,871)	17,133
Proportionate FFO	314,356	271,921	574,015	607,107
Depreciation and amortization of capitalized real estate costs	(210,694)	(218,079)	(440,565)	(433,401)
Gain from changes in control of investment properties and other	17,768	—	609,013	—
Preferred stock dividends	3,984	3,984	7,968	7,968
Gain on sales of investment properties	8	117,417	11	123,716
Unconsolidated Real Estate Affiliates - gain on investment	297,767	—	309,787	—
Noncontrolling interests in depreciation of Consolidated Properties	1,921	2,268	3,956	3,931
Redeemable noncontrolling interests	(3,170)	(973)	(7,516)	(1,637)
Depreciation and amortization of discontinued operations	—	(2,814)	—	(5,924)
Net income attributable to GGP	$421,940	$173,724	$1,056,669	$301,760

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$141,320	$110,216	$261,795	$204,006
Net property management fees and costs	(7,825)	(6,852)	(15,412)	(13,846)
General and administrative and provisions for impairment	(6,131)	(2,626)	(6,646)	(2,829)
EBITDA	127,364	100,738	239,737	187,331
Net interest expense	(53,293)	(34,898)	(97,721)	(69,409)
Provision for income taxes	(61)	(51)	(163)	(145)
FFO of Sold Interests of Unconsolidated Properties	—	258	—	465
FFO of Unconsolidated Properties	74,010	66,047	141,853	118,242
Depreciation and amortization of capitalized real estate costs	(60,746)	(46,738)	(117,351)	(93,396)
Other, including gain on sales of investment properties	14	11	28	1,631
Equity in income of Unconsolidated Real Estate Affiliates	$13,278	$19,320	$24,530	$26,477